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


                                     UNITREND, INC AND SUBSIDIARY
                                     (Development Stage Companies)

                           CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)



                                                 Three Months Ended        Three Months Ended
                                                   March 31, 2000            March 31, 1999
                                                 ------------------        ------------------
Sales                                            $       --                $       --

Research and Development Expenses                     (16,680)

Selling, General and Administrative
Expenses                                             (354,317)                 (220,378)
                                                 ------------              ------------

Operating Loss                                       (370,997)                 (220,378)

Interest Income                                           405                      --

Interest Expense                                       (6,950)                   (6,148)
                                                 ------------              ------------

Net Loss                                         $   (377,542)             $   (226,526)
                                                 ------------              ------------

Basic and Diluted Loss Per Share:

      Net Loss                                   $      (0.01)                     --
                                                 ------------              ------------

Weighted Average Shares Outstanding
  Used to Compute Basic and Diluted
   Loss Per Share                                  69,383,580                68,014,229
                                                 ------------              ------------
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


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

                                           UNITREND, INC AND SUBSIDIARY
                                           (Development Stage Companies)

                                            CONSOLIDATED BALANCE SHEETS


                                       ASSETS                                Unaudited              Audited
                                                                          March 31, 2000       December 31, 1999
                                                                        ------------------    -------------------
CURRENT ASSETS
       Cash                                                             $            7,191    $             8,779
       Current portion of notes receivable                                          22,458                 22,458
       Prepaid Expenses                                                             19,830                 19,830
                                                                        ------------------    -------------------
               Total current assets                                                 49,479                 51,067
                                                                        ------------------    -------------------

PROPERTY AND EQUIPMENT, at cost
       Land                                                                         67,485                 67,485
       Building and improvements                                                   376,385                376,385
       Furniture and fixtures                                                       82,395                 72,295
       Computer equipment                                                          149,906                125,054
       Computer software                                                            46,718                 45,328
       Automobiles                                                                  15,937                 15,937
       Tooling and dies under construction                                       1,449,430              1,429,429
                                                                        ------------------    -------------------
                                                                                 2,188,256              2,131,913
       Less accumulated depreciation                                              (208,128)              (198,879)
                                                                        ------------------    -------------------
               Net property and equipment                                        1,980,128              1,933,034
                                                                        ------------------    -------------------

OTHER ASSETS
       Patent licensing costs, net of accumulated amortization                      30,323                 30,790
       Loan costs, net of accumulated amortization                                   3,541                  3,813
       Notes Receivable                                                             11,955                 11,550
                                                                        ------------------    -------------------
               Total other assets                                                   45,819                 46,153
                                                                        ------------------    -------------------

               TOTAL ASSETS                                             $        2,075,426    $         2,030,254
                                                                        ==================    ===================

               LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)
CURRENT LIABILITIES
       Accounts payable                                                 $          239,149    $           292,143
       Current portion of long-term debt                                            19,332                 19,332
       Accrued payroll and sundry taxes                                             22,416                 14,922
                                                                        ------------------    -------------------
               Total current liabilities                                           280,897                326,397
                                                                        ------------------    -------------------

LONG-TERM LIABILITIES
       Accrued interest                                                              2,291                 72,215
       Note payable - bank                                                         240,059                244,892
       Note payable - stockholder                                                        -              1,703,854
                                                                        ------------------    -------------------
               Total long-term liabilities                                         242,350              2,020,961
                                                                        ------------------    -------------------

STOCKHOLDERS EQUITY (DEFICIT)
       Common stock, no par value                                                3,301,503              3,301,503
       Additional paid-in-capital                                                8,016,880              5,770,055
       Deficit accumulated in the development stage                             (9,766,204)            (9,388,662)
                                                                        ------------------    -------------------
               Total stockholders equity (deficit)                               1,552,179               (317,104)
                                                                        ------------------    -------------------

               TOTAL LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)      $        2,075,426    $         2,030,254
                                                                        ==================    ===================
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




                                                  UNITREND, INC AND SUBSIDIARY
                                                  (Development Stage Companies)

                                              CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                 Unaudited               Unaudited

                                                                             Three Months Ended      Three Months Ended
                                                                               March 31, 2000          March 31, 1999
                                                                            -------------------     -------------------
CASH FLOWS FROM OPERATING ACTIVITIES
       Net loss                                                             $          (377,542)    $          (226,526)
                                                                            -------------------     -------------------

       Adjustments to reconcile net loss to net
          cash used in operating activities
                 Options issued for services                                              5,029                       -
                 Depreciation & amortization                                              9,988                   6,650
                 Accrued interest income                                                   (405)                      -
           Increase (decrease) in operating assets
                 Notes receivable                                                             -                  15,458
                 Other assets                                                                 -                 (18,459)
           Increase (decrease) in operating liabilities:
                 Accounts payable                                                       (52,994)                (82,805)
                 Accrued payroll and sundry taxes                                         7,494                 (42,503)
                 Accrued interest                                                            18                  (1,245)
                                                                            -------------------     -------------------
                     Total adjustments                                                  (30,870)               (122,904)
                                                                            -------------------     -------------------

           Net cash used in operating activities
                                                                                       (408,412)               (349,430)
                                                                            -------------------     -------------------

CASH FLOWS FROM INVESTING ACTIVITIES

       Purchase of property and equipment                                               (56,343)                (25,241)
                                                                            -------------------     -------------------

CASH FLOWS FROM FINANCING ACTIVITIES
       Payment on notes                                                                  (4,833)                 (1,611)
       Loans from shareholder                                                           468,000                 394,711
                                                                            -------------------     -------------------
         Net cash provided by financing activities                                      463,167                 393,100
                                                                            -------------------     -------------------

         Net increase (decrease) in cash                                                 (1,588)                 18,429

Cash - beginning of year                                                                  8,779                   1,891
                                                                            -------------------     -------------------

Cash - end of period                                                        $             7,191     $            20,320
                                                                            ===================     ===================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
       Cash paid during the quarter
              Interest                                                      $             6,932     $                 -
              Income Taxes                                                  $             2,000     $                 -

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES:
       During the first quarter ended March 31, 2000 the majority shareholder forgave loans to the company of $2,171,854, and accrued interest of $69,942, this was accounted for as contributed capital.

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